EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-110460, 333-115724, 333-15933, 333-24187 and 333-28415) of Magnetek, Inc. and in the related Prospectuses, and in the Registration Statements (Form S-8 Nos. 33-58929, 333-04021, 333-17889, 333-45935, 333-45939, 333-90645, 333-90647, 333-75418, 333-129362 and 333-146898) pertaining to the Amended and Restated 1989 Incentive Stock Compensation Plan of Magnetek, Inc., Magnetek, Inc. Non-Employee Director Stock Option Plan, Magnetek, Inc. Deferral Investment Plan, Magnetek, Inc. 1997 Non-Employee Director Stock Option Plan, Magnetek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan, 1999 Stock Incentive Plan of Magnetek, Inc., 2000 Employee Stock Plan of Magnetek, Inc., Magnetek, Inc. Employee Stock Purchase Plan and 1999 Stock Incentive Plan of Magnetek ,Inc., 2004 Stock Incentive Plan of Magnetek, Inc. and Executive Employment Agreement for Thomas G. Boren, and the Amended and Restated Director and Officer Compensation and Deferral Investment Plan, of our report dated March 22, 2013, with respect to the consolidated financial statements and financial statement schedule of Magnetek, Inc. listed in Item 15(a).

/s/ Ernst & Young LLP
Milwaukee, Wisconsin

Date: March 22, 2013